--------------------------------------------------------------------------------
                   ING USA ANNUITY AND LIFE INSURANCE COMPANY

                 DEFERRED MODIFIED GUARANTEED ANNUITY PROSPECTUS

                    ING SMARTDESIGN MULTI-RATE INDEX ANNUITY
--------------------------------------------------------------------------------

                                                                  APRIL 29, 2005

      This prospectus describes ING SmartDesign Multi-Rate Index Annuity, a group and individual deferred modified guaranteed annuity contract (the "Contract") offered by ING USA Annuity and Life Insurance Company ("ING USA" the "Company," "we," or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts"), as well as those that do not qualify for such treatment ("non-qualified Contracts").

      The Contract provides a means for you to allocate your single premium payment to one or more Accounts available under the Contract. Available Accounts include the:

      o Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;

      o Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in a market index ("Index") specified in the Contract (currently, The Standard and Poor's 500 Composite Stock Price Index (the "S&P 500(R)")) during the Term; and

      o Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500(R)) during that contract year.

      We generally offer several Terms for each Account. You may allocate your premium payment to more than one Account, but you must select the same Term across all Accounts. Your contract value will vary to reflect interest credited under the Interest Account (on a daily basis) and the Annual Indexed Account (on an annual basis). Your contract value will not vary to reflect interest under the Term Indexed Account prior to the end of the Term. The interest earned on your money, as well as your principal, is guaranteed as long as you hold them until the expiration of the applicable Term. Contract values surrendered, withdrawn, or applied to an annuity option prior to that time are subject to a Market Value Adjustment, the operation of which may result in upward or downward adjustments in values, and may be subject to a surrender charge. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have the right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payment you paid) or, if required by your state, the original amount of your premium payment. Longer free look periods apply in some states and in certain situations.

      This prospectus provides information that you should know before investing and should be kept for future reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THIS CONTRACT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


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

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TABLE OF CONTENTS
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                                                                            PAGE

Index of Special Terms......................................................  ii
Fees and Expenses...........................................................   1
ING USA Annuity and Life Insurance Company..................................   1
Financial Statements........................................................   1
The Accounts................................................................   1
  Risks.....................................................................   2
  Investments...............................................................   3
The Annuity Contract........................................................   3
  Purchase and Availability of the Contract.................................   3
  Premium Payments..........................................................   3
  Crediting of Premium Payment..............................................   4
  Allocation of Premium Payments............................................   4
  Selecting a Term..........................................................   4
  Transfers Among the Accounts..............................................   5
The Interest Account........................................................   5
  General...................................................................   5
  Guaranteed Interest Rates.................................................   5
  Renewal Terms.............................................................   5
  Withdrawals...............................................................   6
  Interest Account Cash Surrender Value.....................................   6
The Term Indexed Account....................................................   6
  General...................................................................   6
  Participation Rates.......................................................   6
  Index Return..............................................................   6
  Index Growth..............................................................   7
  Minimum Guaranteed Account Value..........................................   7
  Renewal Terms.............................................................   7
  Withdrawals...............................................................   7
  Term Indexed Account Cash Surrender Value.................................   8
The Annual Indexed Account..................................................   8
  General...................................................................   8
  Participation Rates and Caps..............................................   8
  Index Return..............................................................   8
  Index Growth..............................................................   9
  Minimum Guaranteed Account Value..........................................   9
  Renewal Terms.............................................................   9
  Withdrawals...............................................................   9
  Annual Indexed Account Cash Surrender Value...............................   9
Market Value Adjustment.....................................................  10
Contract Provisions.........................................................  11
  Contract Date and Contract Year...........................................  11
  Annuity Start Date........................................................  11
  Contract Owner............................................................  11
  Joint Owners..............................................................  11
  Annuitant.................................................................  11
  Beneficiary...............................................................  12
  Change of Contract Owner or Beneficiary...................................  12
  Administrative Procedures.................................................  12
  Contract Value............................................................  12
  Cash Surrender Value......................................................  13
  Surrendering to Receive the Cash Surrender Value..........................  13
  Other Important Provisions................................................  13
Withdrawals.................................................................  13
  Regular Withdrawals.......................................................  14
  Systematic Withdrawals....................................................  14
  Fixed Dollar Systematic Withdrawal Feature................................  15
  IRA Withdrawals...........................................................  15
Death Benefit...............................................................  16
  Death Benefit During the Accumulation Phase...............................  16
  Death Benefit During the Income Phase.....................................  16
  Required Distributions Upon Contract Owner's Death........................  16
Charges and Fees............................................................  17
  Charges Deducted from the Contract Value..................................  18
    Surrender Charge........................................................  18
    Waiver of Surrender Charge for Extended Medical Care....................  18
    Free Withdrawal Amount..................................................  18
    Surrender Charge for Excess Withdrawals.................................  18
    Premium Taxes...........................................................  19
The Annuity Options.........................................................  19
  Annuitization of Your Contract............................................  19
  Selecting the Annuity Start Date..........................................  20
  Frequency of Annuity Payments.............................................  20
  The Annuity Options.......................................................  20
    Income for a Fixed Period...............................................  20
    Income for Life with a Period Certain...................................  20
    Joint Life Income.......................................................  21
  Payment When Named Person Dies............................................  21
Other Contract Provisions...................................................  21
  Reports to Contract Owners................................................  21
  Suspension of Payments....................................................  21
  In Case of Errors in Your Application.....................................  21
  Assigning the Contract as Collateral......................................  21
  Contract Changes Applicable Tax Law.......................................  22
  Free Look.................................................................  22
  Special Arrangements......................................................  22
  Selling the Contract......................................................  22
Other Information...........................................................  23
  State Regulation..........................................................  23
  Legal Proceedings.........................................................  23
  Experts...................................................................  23
  Further Information.......................................................  24
  Incorporation of Certain Documents by Reference...........................  24
Federal Tax Considerations..................................................  25
Appendix A -- Term Indexed Account Examples.................................  A1
Appendix B -- Annual Indexed Account Examples...............................  B1
Appendix C -- Market Value Adjustment Examples..............................  C1
Appendix D -- Surrender Charge for Excess
  Withdrawals Examples......................................................  D1


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--------------------------------------------------------------------------------
INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

      --------------------------------------------------------------
      SPECIAL TERM                                             PAGE
      --------------------------------------------------------------
      Annual Indexed Account                                     8
      --------------------------------------------------------------
      Annuitant                                                 11
      --------------------------------------------------------------
      Annuity Start Date                                        11
      --------------------------------------------------------------
      Cash Surrender Value                                      13
      --------------------------------------------------------------
      Contract Date                                             11
      --------------------------------------------------------------
      Contract Owner                                            11
      --------------------------------------------------------------
      Contract Value                                            12
      --------------------------------------------------------------
      Contract Year                                             11
      --------------------------------------------------------------
      Free Withdrawal Amount                                    18
      --------------------------------------------------------------
      Guaranteed Interest Rates                                  5
      --------------------------------------------------------------
      Selecting a Term                                           4
      --------------------------------------------------------------
      Index                                                      2
      --------------------------------------------------------------
      Index Growth                                               7
      --------------------------------------------------------------
      Index Return                                               7
      --------------------------------------------------------------
      Interest Account                                           5
      --------------------------------------------------------------
      Market Value Adjustment                                   10
      --------------------------------------------------------------
      Minimum Guaranteed Account Value                           7
      --------------------------------------------------------------
      Monthiversary                                              7
      --------------------------------------------------------------
      Participation Rates                                        6
      --------------------------------------------------------------
      Renewal Terms                                              5
      --------------------------------------------------------------
      Surrender Charge                                          18
      --------------------------------------------------------------
      Term Indexed Account                                       6
      --------------------------------------------------------------

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

      --------------------------------------------------------------------------
      TERM USED IN THIS PROSPECTUS       CORRESPONDING TERM USED IN THE CONTRACT
      --------------------------------------------------------------------------
      Annuity Start Date                 Annuity Commencement Date
      --------------------------------------------------------------------------
      Contract Owner                     Owner or Certificate Owner
      --------------------------------------------------------------------------
      Contract Value                     Accumulation Value
      --------------------------------------------------------------------------
      Free Look Period                   Right to Examine Period
      --------------------------------------------------------------------------
      Withdrawals                        Partial Withdrawals


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

--------------------------------------------------------------------------------
FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

      Surrender Charge:

            COMPLETE YEARS ELAPSED              0        1       2       3       4       5        6       7       8+
              SINCE START OF TERM
            SURRENDER CHARGE                    8%       7%      6%      5%      4%      3%       2%      1%      0%

      * A Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your surrender amount. In addition, if you withdraw money from your Contract, die, or begin receiving annuity payments, we may deduct a premium tax charge of 0% to 3.5% to pay to your state.

--------------------------------------------------------------------------------
ING USA ANNUITY AND LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

ING USA Annuity and Life Insurance Company ("ING USA") is an Iowa stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. ING USA is a wholly owned subsidiary of Lion Connecticut Holdings Inc. ("Lion Connecticut"), which in turn is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. ING USA is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia.

Lion Connecticut is the holding company for ING USA, Directed Services, Inc., the distributor of the Contracts, and other interests.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

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FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The audited consolidated financial statements of ING USA Annuity and Life Insurance Company, as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, are included in this prospectus.

--------------------------------------------------------------------------------
THE ACCOUNTS
--------------------------------------------------------------------------------

The Contract described in this prospectus is a single premium deferred annuity contract. The Contract provides a means for you to allocate premium payments and contract value to one or more Accounts available under the Contract. The available Accounts include the:

      o Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;


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

      o Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in an Index specified in the Contract (currently, the S&P 500(R)(1)) during the Term; and

      o Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500(R)) during that contract year.

Not all Accounts may be available in all States. We may add or remove available Interest or Indexed Accounts in the future.

RISKS

If an Account is maintained for the duration of the applicable Term, the owner's principal allocated to that Account is guaranteed in full by the Company. However, withdrawals and surrenders from an Account before the end of its Term are subject to a Market Value Adjustment, which may be positive or negative, and may be subject to a surrender charge. BECAUSE THE CONTRACT PROVIDES ONLY LIMITED LIQUIDITY DURING A TERM THROUGH THE FREE WITHDRAWAL PROVISION, IT IS NOT SUITABLE FOR SHORT-TERM INVESTMENT.

The investment risk and return characteristics for the Interest Account are similar to those of a zero coupon bond or certificate of deposit; an Interest Account, if maintained until the end of its Term, provides a fixed rate of return over a stated period. Principal and credited interest are guaranteed by the Company and are available without surrender charge or Market Value Adjustment during the 30-day period prior to the end of each Term. If Interest Account Value is withdrawn prematurely, or before the 30-day period, then the effect of the surrender charge and Market Value Adjustment may result in a loss of principal.

The investment risk and return characteristics for an Indexed Account are expected to fall in between those typical of fixed annuities and those typical of equity mutual funds or variable annuities. A fixed annuity guarantees principal, and provides for no participation in equity or other markets. A variable annuity does not guarantee principal, and provides for 100% participation in equity or other markets. Long-term returns under the Indexed Accounts may be higher than those offered by a typical fixed annuity, but growth will be more volatile than under a fixed annuity as the Index fluctuates. The principal guarantee under the Contract may make an Indexed Account more suitable than direct equity investment for risk-averse Owners. However, expected long-term returns of Indexed Accounts will be lower than those for equity mutual funds or variable annuities. Furthermore, amounts withdrawn from an Indexed Account will not share in any Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual Indexed Account).


-----------------------
(1) The Contract is not sponsored, endorsed, sold, or promoted by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. (S&P). S&P makes no representation or warrant, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Licensee is the licensing of certain trademarks and trade names of the S&P and of the S&P 500 Index which is determined, composed, and calculated by S&P without regard to the Licensee or the Contract. S&P has no obligation to take the needs of the Licensee or the owners of the Contract into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.


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

INVESTMENTS

Amounts applied to the Accounts will be allocated to a nonunitized separate account established under Iowa law. A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Contract holders do not receive a unit value of ownership of assets accounted for in this separate account. Interests under the Contract are registered under the Securities Act of 1933, but the Accounts are not registered under the Investment Company Act of 1940.

The risk of investment gain or loss is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. All of the general assets of the Company are available to meet its contractual guarantees. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

As part of its overall investment strategy, the Company intends to maintain assets in the separate account that reflect its obligations to Contract Owners that have made allocations to the Interest Account and Indexed Accounts. Accordingly, it is anticipated that assets relating to the Interest Account will likely consist of fixed income investments, and that assets relating to the Indexed Accounts will likely consist of fixed income investments, as well as call options or other hedging instruments that relate to movements in the Index.

WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS REQUIRED BY IOWA AND OTHER STATE INSURANCE LAWS. CONTRACT OWNERS DO NOT PARTICIPATE IN THE INVESTMENT PERFORMANCE OF THE ASSETS OF THE SEPARATE ACCOUNT, AND THE GUARANTEED INTEREST RATES, INDEX RETURNS, AND ANY OTHER BENEFITS PROVIDED BY THE COMPANY ARE NOT DETERMINED BY THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT.

--------------------------------------------------------------------------------
THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

PURCHASE AND AVAILABILITY OF THE CONTRACT

We will issue a Contract only if both the annuitant and the contract owner are not older than age 85. The single premium payment must be $5,000 or more ($1,500 for qualified Contracts). Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial premium requirement for certain group or sponsored arrangements. Any premium payment that would cause the contract value to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Charges and Fees" in this prospectus.

PREMIUM PAYMENTS

Although this is a single premium contract, in certain situations involving transfers and exchanges identified on the application, we may permit additional premium payments to be made in the first contract year. We will issue a new Contract, however, for any subsequent premium payments received more than 60 days after the contract date that are greater than the required minimum single premium payment.

Premium payments received in the first contract year will be treated the same as the initial payment for purposes of the ending date of the Term and duration of the surrender charge. The Market Value Adjustment, however, would vary based on the date the premium payment was received. For the Indexed Accounts, the starting Index values are based on the date the premium payment was received; ending Index value would be the same for all premium payments. The Minimum Guaranteed Account Value is based on the date the premium payment was received.


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

CREDITING OF PREMIUM PAYMENT

We will process your premium payment within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. In certain states we also accept premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

      (1) If either your state or broker-dealer does not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

      (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

We may also refuse to accept certain forms of premium payments or loan repayments, if applicable, (traveler's checks, for example) or restrict the amount of certain forms of premium payments or loan repayments (money orders totaling more than $5,000, for example). In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning your premium payment and not issuing the contract.

ALLOCATION OF PREMIUM PAYMENTS

At issue, you determine the percentage of the single premium payment to be allocated to each Account. The amount allocated to each Account becomes the beginning Account Value for each Account.

SELECTING A TERM

For the Interest Account and the Term Indexed Account, a Term is the period of time that a rate of interest (whether fixed or indexed) is guaranteed to be credited to your contract value. For the Annual Indexed Account, the Term that you select determines the Participation Rate and Cap, but within the Term, the Participation Rate and Cap will reset each year at renewal rates. Each Term ends on its maturity date, which is the last day of the last contract year in the Term.

You may select the duration of your initial Term from among the durations offered by us. We may at any time decrease or increase the number of Terms offered. You must select the same Term for all Accounts to which you allocate premium payments.

Unless you elect to surrender your Contract, a subsequent Term will automatically begin at the end of a Term. We may not offer the same Terms for renewal as for initial periods. If offered at the time of your renewal, each subsequent Term will be of the same duration as the previous Term unless you elect in writing, on any day within the 30-day period prior to the end of the current Term, a Term of a different duration from among those offered by us at that time. Within 45 days prior to the end of a Term, we will send you a notice of the Terms that are available, along with certain information about your Account Values. Because Term Indexed Account Value does not participate in Index Returns if withdrawn or annuitized prior to the end of a Term, you may only select the Interest Account or the Annual Indexed Account if you are less than 5 years from your annuity start date on a renewal date.


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

TRANSFERS AMONG THE ACCOUNTS

During a 30-day period prior to the end of each Term, you have the option of withdrawing some or all of the contract value without surrender charge or Market Value Adjustment. You may also elect to transfer contract value among the Accounts. We determine the beginning Account Value for the renewal Terms by adding and subtracting specified transfers from the ending Account Value from the prior Term. If you do not make any transfers of Account Value, the beginning Account Value for the renewal Term will equal the ending Account Value from the prior Term.

--------------------------------------------------------------------------------
THE INTEREST ACCOUNT
--------------------------------------------------------------------------------

GENERAL

In the Interest Account, your premium payment (less withdrawals) will earn interest at the initial Guaranteed Interest Rate, which is an annual effective rate of interest guaranteed for the duration of the Term.

Your Interest Account Value is the sum of your premium payment or contract value allocated to the Interest Account and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment or surrender charge applied to such withdrawal). Your Interest Account Value will be credited with the Guaranteed Interest Rate in effect for the Term you selected when we receive and accept your premium. We will credit interest daily at a rate that yields the quoted Guaranteed Interest Rate. We may credit bonus interest in the first contract year.

GUARANTEED INTEREST RATES

The Guaranteed Interest Rate to be credited to your contract value is guaranteed as long as you do not take your money out until the 30-day period prior to the end of the applicable Term. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Terms. We determine Guaranteed Interest Rates at our sole discretion. To find out the current Guaranteed Interest Rate for a Term you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest the amounts we receive under the Contracts. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, amount or allocation of premium payments, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

RENEWAL TERMS

Renewal Interest Rates will be the same as initial Guaranteed Interest Rates for new Contracts with the same Term. The Interest Account Value at the beginning of any renewal Term will be equal to the Interest Account Value at the end of the Term just ending. This value, less withdrawals made after the beginning of the subsequent Term, will earn interest compounded annually at the Renewal Interest Rate.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.


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

INTEREST ACCOUNT CASH SURRENDER VALUE

At any time, the Interest Account Cash Surrender Value equals the Interest Account Value, plus/minus the Market Value Adjustment, less any applicable surrender charges.

--------------------------------------------------------------------------------
THE TERM INDEXED ACCOUNT
--------------------------------------------------------------------------------

GENERAL

In the Term Indexed Account, your premium payment (less withdrawals) will earn interest credited as a percentage of the growth, if any, in the S&P 500(R) Index (the "Index Return"). The S&P 500(R) Index can, of course, increase or decrease daily; however, the Term Indexed Account Value will remain constant during a Term. Index Return (if any) is determined and credited to the Term Indexed Account Value at the end of the Term. The Index Return equals the Index Growth of the S&P 500(R) over the Term multiplied by a Participation Rate. If you surrender, withdraw, or annuitize your investment before the end of the Term, the amounts withdrawn or paid will not participate in any Index Returns. Death benefit proceeds, however, will participate in Index Returns up to the most recent contract anniversary. (See "Death Benefit" for additional information.) We guarantee a Minimum Guaranteed Account Value at maturity of the Term Indexed Account.

Term Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

PARTICIPATION RATES

Participation Rates vary depending on the duration of the Term. Participation Rates for the initial Term depend upon rates in effect as of the date the premium was received. The Participation Rate is guaranteed for the duration of the Term. Participation Rates for renewal Terms are the same as those in effect for initial Terms on new Contracts as of the renewal date.

INDEX RETURN

At the end of the Term, we determine the Index Return, which is the amount we will credit on your Account Value. The Index Return equals one plus the Index Growth at the end of the Term multiplied by the applicable Participation Rate. Prior to the end of each Term, the Term Indexed Account Value equals the beginning Term Indexed Account Value less gross withdrawals. At the end of each Term, the Term Indexed Account Value equals the greater of: (a) beginning Term Indexed Account Value less gross withdrawals multiplied by the Index Return, or
(b) the Guaranteed Minimum Account Value. In the initial Term, Index Returns are calculated individually for each premium payment received.

As an example, assume that the Index Growth over a 5-year Term is 75% and the Participation Rate is 80%. The amount credited at the end of the Term would be 75% times 80%, or 60% of the beginning Term Indexed Account Value less gross withdrawals (withdrawals plus applicable surrender charges and MVA's).

INDEX GROWTH

Index Growth is calculated over the duration of the Term as:

                  GREATER OF:   0    OR    ((EOP-BOP)/BOP)


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            Where:

            BOP = S&P 500(R) Index value at the beginning of the Term (based on
                  Index value as of date premium is received for initial Terms, or the renewal date for renewal Terms);

            EOP = S&P 500(R) Index value at the end of the Term, calculated as an average of 12 monthly S&P 500(R) Index values on each monthiversary in the final contract year of the Term.

One-month anniversary ("monthiversary") dates fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will be the last date of such month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the initial Term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Term Indexed Account works, see Appendix A.

MINIMUM GUARANTEED ACCOUNT VALUE

We guarantee that the Term Indexed Account Value at the end of a Term will not be less than the Minimum Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

RENEWAL TERMS

The Term Indexed Account Value at the beginning of any renewal Term will be equal to the Term Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the renewal Term. If you are fewer than 5 years from your annuity start date at renewal, you may not select the Term Indexed Account.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). In addition, amounts withdrawn from the Term Indexed Account prior to the end of the Term do not participate in any Index Returns. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

TERM INDEXED ACCOUNT CASH SURRENDER VALUE

At any time, the Term Indexed Account Cash Surrender Value equals the greater of:

      a) Term Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and

      b)    Minimum Guaranteed Account Value, plus/minus the Market Value
            Adjustment.


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--------------------------------------------------------------------------------
THE ANNUAL INDEXED ACCOUNT
--------------------------------------------------------------------------------

GENERAL

In the Annual Indexed Account, your premium payment (less withdrawals) will earn annual interest credited as a percentage of the growth, if any, in the S&P 500(R) Index (the "Index Return"). The S&P 500(R) Index can, of course, increase or decrease daily; however, the Annual Indexed Account Value will remain constant during a contract year. Index Return (if any) is determined and credited to the Annual Indexed Account Value at the end of each contract year of the Term. Annual Index Returns equal the Index Growth of the S&P 500(R) at the end of the contract year multiplied by a Participation Rate, subject to a stated maximum return (the "Cap"). If you surrender, withdraw, or annuitize your investment or die before the end of the contract year, the amounts withdrawn or paid will not participate in any Index Returns for the contract year in which the withdrawal or death occurs. We guarantee a Minimum Guaranteed Account Value for the Annual Indexed Account at the end of the Term.

Annual Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

PARTICIPATION RATES AND CAPS

Participation Rates and Caps vary depending on the duration of the Term. Participation Rates and Caps for the initial Term depend upon rates in effect as of the date the premium was received. Within a Term, the Participation Rate and Cap will reset each year at renewal rates, which may be different from rates for initial Terms on new Contracts. Participation Rates and Caps for renewal Terms are the same as those in effect for initial Terms on new Contracts as of the renewal date. We guarantee that the Participation Rate will never be less than 50%, and the Cap will never be less than 8%.

INDEX RETURN

At the end of each contract year, we determine the Index Return, which is the amount we will credit on your Account Value. The Index Return equals one plus the lesser of the Index Growth at the end of the contract year multiplied by the applicable Participation Rate or the stated Cap. Prior to the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year less gross withdrawals. At the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year, less gross withdrawals, multiplied by the Index Return. At the end of the Term, if the Guaranteed Minimum Account Value is greater than the Annual Indexed Account Value, then your Annual Indexed Account Value will be reset to equal the Guaranteed Minimum Account Value. In the first contract year, Index Returns are calculated individually for each premium payment received.

As an example, assume that the current Participation Rate for the Term is 75%, the current year's Index Return is 15%, and the applicable Cap is 10%. The amount credited at the end of the year would be 10% of the Annual Indexed Account Value at the beginning of the year, which is the lesser of the Index Return multiplied by the Participation Rate (15% * 75% = 11.25%) and the Cap of 10%.

INDEX GROWTH

Index Growth is calculated on an annual basis as:

      GREATER OF:   0   OR   ((EOP-BOP)/BOP)

            Where:


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            BOP = S&P 500(R) Index value at the beginning of the Term (based on
                  Index value as of the date a premium payment is received in the first contract year for the initial Term, and the contract anniversary for all other contract years and renewal Terms);

            EOP = S&P 500(R) Index value at the end of each contract year, calculated as an average of 12 monthly S&P 500(R) Index values on each monthiversary in the contract year.

One-month anniversary dates ("monthiversary") fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will be the last date of such month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the first contract year of the initial Term, each premium will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In subsequent years and renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Annual Indexed Account works, see Appendix
B.

MINIMUM GUARANTEED ACCOUNT VALUE

We guarantee that the Annual Indexed Account Value at the end of a Term will not be less than the Minimum Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

RENEWAL TERMS

The Annual Indexed Account Value at the beginning of any renewal Term will be equal to the Annual Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the first contract year of the renewal term.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). In addition, amounts withdrawn from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that contract year. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

ANNUAL INDEXED ACCOUNT CASH SURRENDER VALUE

At any time, the Annual Indexed Account Cash Surrender Value equals the greater of the:

      a) Annual Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and

      b)    Minimum Guaranteed Account Value, plus/minus the Market Value
            Adjustment.


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--------------------------------------------------------------------------------
MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

A Market Value Adjustment may decrease, increase, or have no effect on your contract value. We will apply a Market Value Adjustment to amounts in excess of the free withdrawal amount:

      o whenever you withdraw money (unless made within the 30-day period prior to the end of the applicable Term) and

      o on the annuity start date if a Guaranteed Period does not end on or within 30 days of the annuity start date.

We do not apply a Market Value Adjustment on death benefit proceeds. The Market Value Adjustment resets at the start of each Term. The Market Value Adjustment will be applied before the deduction of any applicable surrender charges or premium tax charges.

We determine the Market Value Adjustment by multiplying the amount you withdraw or apply to an income plan by the following factor:

                         ((1+I)/(1+J+.0050))^(N/365) -1*

      where:

      "I" is the MVA Rate (as defined below), determined at the time the premium payment is received for the initial Term, and the beginning of the Term for renewal Terms;

      "J" is the MVA Rate, determined at the time of surrender or withdrawal for a security with time to maturity equal to the number of years (fractional years rounded up to the next full year) remaining in the Term from the date of surrender or withdrawal; and

      "N" is the number of days from the date of surrender or withdrawal to the end of the current Term.

            * For Contracts issued in Florida, the factor is
              [(1+I)/(1+J+.0025)]^(N/365)-1.

The MVA Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to an applicable Term. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the MVA Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the MVA Rate once each calendar month but have the right to calculate it more frequently. The MVA Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the MVA Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative, or result in no change. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender or annuitization, we will add or subtract any Market Value Adjustment from the amount surrendered or annuitized. In the event of a partial withdrawal or annuitization, we will add or subtract any Market Value Adjustment from the remaining contract value in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value, we will consider your request to be a full surrender or annuitization.

For examples that illustrate how the Market Value Adjustment works, see Appendix C.


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--------------------------------------------------------------------------------
CONTRACT PROVISIONS
--------------------------------------------------------------------------------

CONTRACT DATE AND CONTRACT YEAR

The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE

The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER

You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit.

JOINT OWNERS

For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner.

ANNUITANT

The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.


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

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if the contract owner is not an individual.

BENEFICIARY

The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries unless you indicate otherwise in writing.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. You may also restrict a beneficiary's right to elect an annuity option or receive a lump sum payment. If so, such rights or options will not be available to the beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

CHANGE OF CONTRACT OWNER OR BENEFICIARY

During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. Please date your requests. The change will be effective as of the day we receive the request. The change will not affect any payment made or action taken by us before recording the change.

A change of owners may have tax consequences.

ADMINISTRATIVE PROCEDURES

We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. Please be advised that with regard to withdrawal requests, the risk of a fraudulent transaction is increased by the use of a facsimile withdrawal request form, even if appropriate identifying information is provided.

CONTRACT VALUE

We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of the Account Values. If you surrender your Contract during the 30-day period prior to the end of the Term, you will receive the contract value.


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

CASH SURRENDER VALUE

The cash surrender value is the amount you receive when you surrender the Contract, other than during the 30-day period prior to the end of a Term. The cash surrender value will fluctuate daily based on the interest credited to the contract value and any Market Value Adjustment. The cash surrender value equals the sum of the Interest Account Cash Surrender Value, the Term Indexed Account Cash Surrender Value, and the Annual Indexed Account Cash Surrender Value. We do not guarantee any minimum cash surrender value. Any charge for premium taxes will be deducted from cash surrender value.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE

You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax advisor regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

OTHER IMPORTANT PROVISIONS

See "Withdrawals," "Death Benefit," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money. Keep in mind that the minimum withdrawal is $100, and your contract value after the withdrawal must equal or exceed $1,000 or we will treat the withdrawal request as a request to surrender the Contract. We deduct a surrender charge and impose a Market Value Adjustment if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. No surrender charge or Market Value Adjustment applies to withdrawals taken within the 30-day period prior to the end of a Term.

You may specify from which Account you want a withdrawal to be deducted. Because amounts withdrawn from the Term Indexed Account prior to the end of the Term and from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that period, you should generally take withdrawals from the Interest Account. Accordingly, unless you instruct us otherwise, we will take withdrawals first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account, to the extent possible.

In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center. For example, if the Account Value for each Account was $10,000 and the total contract value was $30,000 as if the close of business on the day we receive the withdrawal request at our Customer Service Center, then the free withdrawal amount for the contract year would be $3,000 (10% of $30,000), all of which would be deducted from the Interest Account unless otherwise instructed. If required minimum distributions on qualified Contracts are greater than the free withdrawal amount, we will waive any applicable surrender charges, but will apply a Market Value Adjustment.

If more than the free withdrawal amount is withdrawn, a surrender charge and Market Value Adjustment, if applicable, will be applied to the amount in excess of the free withdrawal amount. The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per contract year to the end of the Term. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term. The surrender charge period resets at the beginning of each Term. It is charged against the contract value and is based on the amount of the withdrawal.


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

We will apply a Market Value Adjustment to any withdrawal in excess of the free withdrawal amount taken prior to the 30-day period prior to the end of a Term. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payment made. Definitive guidance on the proper federal tax treatment of the Market Value Adjustment has not been issued. You may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser.

Upon surrender, surrender charges and a Market Value Adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender.

We offer the following withdrawal options:

REGULAR WITHDRAWALS

After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a surrender charge and Market Value Adjustment to any regular withdrawal in excess of the free withdrawal amount that is taken prior to the 30-day period prior to the end of a Term. Unless otherwise instructed, we will take all withdrawals from the Interest Account until exhausted.

SYSTEMATIC WITHDRAWALS

You may choose to receive automatic systematic withdrawal payments. Systematic withdrawals are limited to interest earnings in the Interest Account during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed the free withdrawal amount. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions.

Systematic withdrawals may be taken monthly, quarterly, or annually. You decide when you would like systematic payments to start as long as they start at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the first day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of the interest earned and not previously withdrawn or contract value, but in either case is limited to : a) during the first contract year, interest earnings in the Interest Account; b) after the first contract year, up to 10% of your contract value as of the close of business on the day the withdrawal is processed at our Customer Service Center. If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable free withdrawal amount on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such free withdrawal amount. Thus, your fixed dollar systematic withdrawals will never exceed the free withdrawal amount. If you want fixed dollar systematic withdrawals to exceed the free withdrawal amount and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.


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

FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE

You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with
Section 72(q) or 72(t) distributions. You choose the amount of the fixed dollar systematic withdrawals. We will take fixed dollar systematic withdrawals first from the Interest Account, unless otherwise instructed.

We will assess a surrender charge and Market Value Adjustment on the withdrawal date if the withdrawal exceeds the free withdrawal amount on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the free withdrawal amount. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS

If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. We will make these withdrawals first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account unless otherwise instructed. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.


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

--------------------------------------------------------------------------------
DEATH BENEFIT
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE

During the accumulation phase, a death benefit is payable when either the contract owner or the first of joint owners dies (or the annuitant dies when a contract owner is not an individual). Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center ("claim date"). The death benefit is equal to the sum of the following:

      o     Interest Account Value on the date of death, plus

      o     Annual Indexed Account Value on the date of death, plus

      o Greater of a) Minimum Guaranteed Account Value for the Term Indexed Account and b) Term Indexed Account Value at the beginning of the Term, less withdrawals, multiplied by the Index Return calculated using S&P Index value as of the prior contract anniversary as the end of period value (without any averaging).

PROCEEDS COULD BE REDUCED BY A CHARGE FOR PREMIUM TAXES OWED. Neither Indexed Account participates in any Index Returns for the current period (i.e. Term for Term Indexed Account and current contract year for Annual Indexed Account).

If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The death benefit value will not continue to accrue at the guaranteed interest period rate, but will be credited with the rate being offered under new contracts at such time. Please note if you elect a guarantee period of more than five years, the distribution may be subject to a Market Value Adjustment. The proceeds may be received in a single sum or applied to any of the annuity options, or, if available, paid over the beneficiary's lifetime. A beneficiary's right to elect an income phase payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary.

If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. Unless you elect otherwise, the distribution will be made into an interest bearing account, backed by our general account, that is accessed by the beneficiary through a checkbook feature. The beneficiary may access death benefit proceeds at any time without penalty. We will generally distribute death benefit proceeds within 7 days after the claim date. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

DEATH BENEFIT DURING THE INCOME PHASE

If any contract owner or the annuitant dies after the annuity start date, we will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH

We will not allow any payment of benefits provided under a non-qualified Contract which does not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.


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

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by ING USA will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a non-spouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

Subject to availability, and our then current rules, a spousal or non-spousal beneficiary may elect to receive death benefits as payments over the life expectancy of the beneficiary ("stretch"). "Stretch" payments will be subject to the same limitations as systematic withdrawals, and non-qualified "stretch" payments will be reported on the same basis as other systematic withdrawals.

At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the contract owner will be waived. If the spouse elects to continue the Contract, the surrender charge period will reset at the beginning of each subsequent Term. Otherwise, the surrender charge period will not reset

If we do not receive an election from a non-spouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If a contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If a Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the beneficiary of the Contract. If any contract owner is not an individual, the death of an annuitant shall be treated as the death of the owner.

--------------------------------------------------------------------------------
CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to cover our costs and expenses, services provided, and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administering the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.


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

CHARGES DEDUCTED FROM THE CONTRACT VALUE

We deduct the following charges from your contract value:

      SURRENDER CHARGE. No sales charge is deducted from the single premium payment at the time that it is paid. However, we will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the free withdrawal amount during a Term. The surrender charge is charged against the contract value and is based on the amount of the withdrawal. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since the beginning of the Term.

The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per year to the earlier of the end of the Term or the 8th contract year. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term.

The surrender charge period resets at the beginning of each Term. Upon withdrawal, it is charged against the remaining contract value after you have received the amount requested for withdrawal, and is based on the amount of the withdrawal including the amount deducted for the surrender charge. Upon surrender, a surrender charge, as well as a Market Value Adjustment, will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. The following table shows the schedule of the surrender charge that will apply.

      COMPLETE YEARS ELAPSED           0       1       2       3       4       5       6       7       8+
        SINCE START OF TERM
      SURRENDER CHARGE                 8%      7%      6%      5%      4%      3%      2%      1%      0%

For examples that illustrate how the surrender charge works, see Appendix D.

      WAIVER OF SURRENDER CHARGE FOR EXTENDED MEDICAL CARE. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within 90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We do not waive the Market Value Adjustment in these circumstances. Amounts withdrawn from the Indexed Accounts will not share in Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual Indexed Account). We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

      FREE WITHDRAWAL AMOUNT. No surrender charge or Market Value Adjustment applies to withdrawals made during the 30-day period prior to the end of a Term. In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center.

      SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the free withdrawal amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. ANY EXCESS WITHDRAWAL TAKEN OTHER THAN DURING THE 30-DAY PERIOD PRIOR TO THE END OF A TERM WILL TRIGGER A MARKET VALUE ADJUSTMENT.


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

For examples that illustrate how the surrender charge works, see Appendix D. For a discussion of the Market Value Adjustment, see "Market Value Adjustment."

      PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the contract value. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal, or on the annuity start date.

--------------------------------------------------------------------------------
THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT

If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change your annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying the annuitization value on the annuity start date in accordance with the annuity option you chose. The annuitization value equals the greater of:

      a) Contract value plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term), or

      b) The Minimum Guaranteed Account Values for the Indexed Accounts plus the contract value for the Interest Account plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term).

If you annuitize prior to the end of the current contract year, amounts allocated to the Annual Indexed Account will not participate in any Index Returns for that period. Because Term Indexed Account Value does not participate in Index Returns if annuitized prior to the end of a Term, we will not allow you to allocate contract value to the Term Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. A beneficiary's right to elect an annuity option or lump sum payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen and the applicable payment rate used.


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

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate under applicable law), the total contract value applied, and the applicable payment rate.

Our approval is needed for any option where:

      (1) The person named to receive payment is other than the contract owner or beneficiary;

      (2)   The person named is not a natural person, such as a corporation; or

      (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE

You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 1 year from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as after age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. See "Federal Tax Considerations." For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult your tax adviser for tax advice.

FREQUENCY OF ANNUITY PAYMENTS

You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS

We offer the 3 annuity options shown below. Payments under Options 1, 2, and 3 are fixed. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable.

      OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual, or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

      OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.


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

      OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable. If variable and subject to the Investment Company Act of 1940, it will comply with requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ING USA. The amounts we will pay are determined as follows:

      (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

      (2) For Option 3, no amounts are payable after both named persons have died.

For other available options, the annuity option agreement will state the amount we will pay, if any

--------------------------------------------------------------------------------
OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS

We will send you an annual report within 31 days after the end of each contract year. The report will show the contract value, cash surrender value, and the death benefit as of the end of the contract year. The report will also show the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS

The Company reserves the right to delay payment for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION

If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

ASSIGNING THE CONTRACT AS COLLATERAL

You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.


                                       21

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

CONTRACT CHANGES -- APPLICABLE TAX LAW

We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK

You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any Market Value Adjustment, and (ii) then we include a refund of any charges deducted from your contract value. The Market Value Adjustment during the free look period is determined as described on page 11, but without adding .005 in the denominator of the formula. Because of the potential positive or negative effect of the Market Value Adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the adjusted contract value) in which case you will not be subject to investment risk during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request.

SPECIAL ARRANGEMENTS

We may reduce or waive any Contract, rider, or benefit fees or charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates. We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

SELLING THE CONTRACT

Our affiliate, Directed Services, Inc. ("DSI"), 1475 Dunwoody Drive, West Chester, PA 19380 is the principal underwriter and distributor of the Contract as well as for other ING USA contracts. DSI, a New York corporation, is registered with the SEC as a broker/dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

DSI does not retain any commissions or compensation paid to it by ING USA for Contract sales. DSI enters into selling agreements with affiliated and unaffiliated broker/dealers to sell the Contracts through their registered representatives who are licensed to sell securities and variable insurance products ("selling firms"). Selling firms are also registered with the SEC and are NASD member firms.

DSI pays selling firms compensation for the promotion and sale of the Contracts. Registered representatives of the selling firms who solicit sales of the Contracts typically receive a portion of the compensation paid by DSI to the selling firm in the form of commissions or other compensation, depending on the agreement between the selling firm and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by contract owners or the Separate Account. We intend to recoup this compensation and other sales expenses paid to selling firms through fees and charges imposed under the Contracts.

DSI pays selling firms for Contract sales according to one or more schedules. This compensation is generally based on a percentage of premium payments, and may vary based on amount or allocation of premium payments. Selling firms may receive commissions of up to 6.50% of premium payments. In addition, selling firms may receive ongoing annual compensation of up to 1.00% of all, or a portion, of values of Contracts sold through the firm. Individual representatives may receive all or a portion of compensation paid to their selling firm, depending on their firm's practices. Commissions and annual compensation, when combined, could exceed 6.50% of total premium payments. To the extent permitted by SEC and NASD rules and other applicable laws and regulations, DSI may pay or allow other promotional incentives or payments in the form of cash or other compensation to selling firms.



                                       22

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

DSI may also enter into special compensation arrangements with certain selling firms based on those firms' aggregate or anticipated sales of the Contracts or other criteria. These special compensation arrangements will not be offered to all selling firms, and the terms of such arrangements may differ among selling firms based on various factors. Any such compensation payable to a selling firm will not result in any additional direct charge to you by us.

In addition to the direct cash compensation for sales of contracts described above, DSI may also pay selling firms additional compensation or reimbursement for their efforts in selling Contracts to you and other customers, including for, among other things, training of sales personnel, marketing or other sales-related services they provide to us or our affiliates. This compensation or reimbursement is not reflected in the fees and expenses listed in the Fund Expense Table in this prospectus and may take the form of:

      o     Marketing allowances;

      o Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products, including holding training programs at our expense;

      o Sponsorship payments to support attendance at meetings by registered representatives who sell our products;

      o Reimbursement for the cost of attendance by registered representatives at conventions that we sponsor.

The following is a list of the top 25 selling firms that, during 2004, received the largest dollar amounts, in the aggregate, from DSI in connection with the sale of annuity contracts, ranked by total dollars received:

      1.    UBS Financial Services Inc
      2.    Morgan Stanley Dean Witter
      3.    Linsco Private Ledger
      4.    Merrill Lynch
      5.    Citigroup Global Markets
      6.    Wachovia Securities
      7.    ING Financial Partners
      8.    Planning Corporation of America
      9.    National Planning Corporation
      10.   PrimeVest
      11.   A.G. Edwards
      12.   ING Financial Advisers, LLC
      13.   Multi-Financial Securities Corp
      14.   Financial Network Investment Corp
      15.   McDonald & Company
      16.   RBC Dain Rauscher
      17.   Mutual Service Corporation
      18.   First Financial Planners, Inc
      19.   Securities America
      20.   Investors Capital
      21.   Wells Fargo Investments, LLC
      22.   Waterstone Financial
      23.   Commonwealth Financial Network
      24.   Quick & Reilly, Inc.
      25.   NFP Securities Inc

DSI may also compensate wholesalers/distributors, and their sales management personnel, for Contract sales within the wholesale/distribution channel. This compensation may be based on a percentage of premium payments and/or a percentage of Contract values.

Affiliated selling firms may include Bancnorth Investment Group, Inc., Baring Investment Services, Inc., Financial Network Investment Corporation, Guaranty Brokerage Services, Inc., ING America Equities, Inc., ING DIRECT Securities, Inc., ING Financial Advisers LLC, ING Financial Markets, LLC., ING Financial Partners, Inc., ING Funds Distributor, LLC, ING Investment Management Services, LLC, Multi-Financial Securities Corporation, PrimeVest Financial Services, Inc. and Systematized Benefits Administrators, Inc.

We do not pay any additional compensation on the sale or exercise of any of the Contract's optional benefit riders offered in this prospectus.


This is a general discussion of the types and levels of compensation paid by us for sales of annuity contracts. It is important for you to know that the payment of volume-based compensation to a selling firm or registered representative may provide that registered representative a financial incentive to promote our contracts over those of another company.



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

--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------

STATE REGULATION

We are regulated by the Insurance Department of the State of Iowa. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

We are, or may be in the future, a defendant in various legal proceedings in connection with the normal conduct of our insurance operations. Some of these cases may seek class action status and may include a demand for punitive damages as well as for compensatory damages. In the opinion of management, the ultimate resolution of any existing legal proceeding is not likely to have a material adverse effect on our ability to meet our obligations under the contract.

Directed Services, Inc., the principal underwriter and distributor of the contract, is not involved in any legal proceeding which, in the opinion of management, is likely to have a material adverse effect on its ability to distribute the contract.

EXPERTS

The consolidated financial statements and schedules of the Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon are included and incorporated herein by reference. Such consolidated financial statements and schedules referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               450 Fifth Street NW
                              Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company at www.ing.com.


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


A copy of the Company's annual report on Form 10-K for the year ended December 31, 2004 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including certified financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K. The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                                       ING
                             Customer Service Center
                                  P.O. Box 9271
                           Des Moines, Iowa 50306-9271
                                 1-800-366-0066

INQUIRIES

You may contact us directly by writing or calling us at the address or phone number shown above.

--------------------------------------------------------------------------------
FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

INTRODUCTION

This section discusses our understanding of current federal income tax laws affecting the contract. You should keep the following in mind when reading it:

      o Your tax position (or the tax position of the designated beneficiary, as applicable) determines federal taxation of amounts held or paid out under the contract;

      o Tax laws change. It is possible that a change in the future could affect contracts issued in the past;

      o This section addresses federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes, foreign taxes or any other tax provisions; and

      o We do not make any guarantee about the tax treatment of the contract or transactions involving the contract.

We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser. For more comprehensive information, contact the Internal Revenue Service (IRS).


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

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED

The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Non-qualified contracts are purchased with after tax contributions and are not related to retirement plans that receive special income tax treatment under the Code.

Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(a), 403(b), 408, 408A or 457 of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on your tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan in order to continue receiving favorable tax treatment. Some retirement plans are subject to additional distribution and other requirements that are not incorporated into our Contract. Because the Plan is not part of the Contract, we are not bound by any Plan's terms or conditions. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAXATION OF NON-QUALIFIED CONTRACTS

      TAXATION PRIOR TO DISTRIBUTION

      We believe that if you are a natural person you will generally not be taxed on increases in the value of a non-qualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. In order to receive deferral of taxation, the following requirements must be satisfied:

            REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

            NON-NATURAL PERSONS. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser.

            DELAYED ANNUITY STARTING DATE. If the Contract's annuity starting date occurs (or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., age 85), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

      TAXATION OF DISTRIBUTIONS

            GENERAL. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the contract at that time. Investment in the contract is generally equal to the amount of all contributions to the contract, plus amounts previously included in your gross income as the result of certain assignments or gifts, less the aggregate amount of non-taxable distributions previously made. The contract value that applies for this purpose is unclear in some respects. For example, the market value adjustment could increase the contract value that applies. Thus, the income on the



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

Contracts could be higher than the amount of income that would be determined without regard to such adjustments. As a result, you could have higher amounts of income than will be reported to you.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's cost basis in the contract.

            10% PENALTY TAX. A distribution from a non-qualified Contract may be subject to a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

            o     made on or after the taxpayer reaches age 59 1/2;

            o     made on or after the death of a contract owner;

            o     attributable to the taxpayer's becoming disabled; or

            o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

            TAX-FREE EXCHANGES. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the "investment in the contract" in the old contract will carry over to the new contract. You should consult with your tax advisor regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

            o First, from any remaining "investment in the contract" made prior to August 14, 1982 and exchanged into the Contract;

            o Next, from any "income on the contract" attributable to the investment made prior to August 14, 1982;

            o     Then, from any remaining "income on the contract"; and

            o     Lastly, from any remaining "investment in the contract".

The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another contract will be tax-free. However, the IRS has reserved the right to treat transactions it considers abusive as ineligible for favorable partial 1035 tax-free exchange treatment. It is not certain whether the IRS would treat an immediate withdrawal or annuitization after a partial exchange as abusive. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract directly into an immediate annuity. Currently, we will accept a partial 1035 exchange from a non-qualified annuity into a deferred annuity or an immediate annuity as a tax-free transaction unless we believe that we would be expected to treat the transaction as abusive. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange with your tax advisor prior to proceeding with the transaction.



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

            TAXATION OF ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income. The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitizations, [such as those associated with the MGIB benefit,] as withdrawals rather than as annuity payments. Please consult your tax adviser before electing a partial annuitization.

            DEATH BENEFITS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or
(ii) if distributed under a payment option, they are taxed in the same way as annuity payments. Special rules may apply to amounts distributed after a Beneficiary has elected to maintain Contract value and receive payments.

            ASSIGNMENTS AND OTHER TRANSFERS. A transfer, pledge or assignment of ownership of a Contract, or the designation of an annuitant or payee other than an owner, may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, pledge, assignment, or designation or exchange, should consult a tax adviser as to the tax consequences.

            IMMEDIATE ANNUITIES. Under section 72 of the Tax Code, an immediate annuity means an annuity (1) which is purchased with a single premium, (2) with annuity payments starting within one year from the date of purchase, and (3) which provides a series of substantially equal periodic payments made annually or more frequently. Treatment as an immediate annuity will have significance with respect to exceptions from the 10% early withdrawal penalty, to contracts owned by non-natural persons, and for certain policy exchanges.

            MULTIPLE CONTRACTS. The tax law requires that all non-qualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

            WITHHOLDING. We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding will be mandatory, however, if the distributee fails to provide a valid taxpayer identification number or if we are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.

TAXATION OF QUALIFIED CONTRACTS

      GENERAL. The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.


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

You will not generally pay taxes on earnings from the annuity contract described in this prospectus until they are withdrawn. When an annuity contract is used to fund one of these tax qualified retirement arrangements, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. Tax-qualified retirement arrangements under Tax Code sections 401(a), 401(k), 403(a), 403(b) or governmental 457 plans also generally defer payment of taxes on earnings until they are withdrawn (or in the case of a non-governmental 457 plan, paid or made available to you or a designated beneficiary). However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your local representative.

      DISTRIBUTIONS - GENERAL

      For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the plan participant for whose benefit the contract is purchased (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the plan participant reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than by April 1 of the calendar year following the calendar year in which the individual contract owner reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death. Please note that required minimum distributions under qualified Contracts may be subject to surrender charge and/or market value adjustment, in accordance with the terms of the Contract. This could affect the amount that must be taken from the Contract in order to satisfy required minimum distributions.

      DIRECT ROLLOVERS

      If the Contract is used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a tax-sheltered annuity under section 403(b) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under section 457(b), any "eligible rollover distribution" from the Contract will be subject to the direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under section 403(a) of the Code, section 403(b) annuity or custodial account, or an eligible section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain qualified plans. Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or us) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.


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

      CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS

      Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

      INDIVIDUAL RETIREMENT ANNUITIES - GENERAL

      Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an IRA. Also, amounts in another IRA or individual retirement account can be rolled over or transferred tax-free to an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans for Employees (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. If you make a tax-free rollover of a distribution from any of these IRAs, you may not make another tax-free rollover from the IRA within a 1-year period. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

      INDIVIDUAL RETIREMENT ANNUITIES - DISTRIBUTIONS

      All distributions from a traditional IRA are taxed as received unless either one of the following is true:

            o The distribution is rolled over to a plan eligible to receive rollovers or to another traditional IRA or certain qualified plans in accordance with the Tax Code; or

            o You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code.

To avoid certain tax penalties, you and any designated beneficiary must also meet the minimum distribution requirements imposed by the Tax Code. The requirements do not apply to Roth IRA contracts while the owner is living. These rules may dictate the following:

            o     Start date for distributions;

            o The time period in which all amounts in your account(s) must be distributed; and

            o     Distribution amounts.

Generally, you must begin receiving distributions from a traditional IRA by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. We must pay out distributions from the contract over a period not extending beyond one of the following time periods:

            o Over your life or the joint lives of you and your designated beneficiary; or

            o Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.


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


The amount of each periodic distribution must be calculated in accordance with IRS regulations. If you fail to receive the minimum required distribution for any tax year, a 50% excise tax may be imposed on the required amount that was not distributed.

The following applies to the distribution of death proceeds under 408(b) and 408A (Roth IRA - See below) plans. Different distribution requirements apply after your death.

If your death occurs on or after you begin receiving minimum distributions under the contract, distributions must be made at least as rapidly as under the method in effect at the time of your death. Code section 401(a)(9) provides specific rules for calculating the required minimum distributions at your death. The death benefit under the contract and also certain other contract benefits, such as living benefits, may affect the amount of the required minimum distribution that must be taken.

If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2005, your entire balance must be distributed to the designated beneficiary by December 31, 2010. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated beneficiary, then payments may be made over either of the following time frames:

      o     Over the life of the designated beneficiary; or

      o Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

      o December 31 of the calendar year following the calendar year of your death; or

      o December 31 of the calendar year in which you would have attained age 70 1/2.

      ROTH IRAS - GENERAL

      Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to limits on the amount of the contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP, or SIMPLE IRA, to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another Roth IRA, you may not make another tax-free rollover from the Roth IRA from which the rollover was made within a 1-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

      ROTH IRAS - DISTRIBUTIONS

      A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution:

      o Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to a Roth IRA of the owner; and

      o Made after you attain age 59 1/2, die, become disabled as defined in the Tax Code, or for a qualified first-time home purchase.

If a distribution is not qualified, it will be taxable to the extent of the accumulated earnings. Under special ordering rules, a partial distribution will first be treated generally as a return of contributions which is not taxable and then as taxable accumulated earnings.


                                       31

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

      TAX SHELTERED ANNUITIES - GENERAL

      The Contracts may be used by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Code section 403(b) plans. Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, to a Contract that will provide an annuity for the employee's retirement. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and other specified circumstances. 403(b) plans may be subject to additional distribution and other requirements that are not incorporated into our Contract.

In addition, the Treasury proposed 403(b) regulations in November, 2004 which, if finalized, do not take effect until after 2005. These proposed regulations may not be relied upon until they become final. The proposed regulations include rules governing the ability of a 403(b) plan to be terminated which would entitle a participant to a distribution, a revocation of IRS Revenue Ruling 90-204 which would increase restrictions on a participant's right to transfer his or her 403(b) account, the imposition of withdrawal restrictions on non-salary reduction amounts, as well as other changes. As a result, no attempt is made to provide more than general information about the use of the Contracts with 403(b) plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these 403(b) plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we are not bound by the terms and conditions of such plans to the extent such terms contradict the Contract. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. You should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that Contracts are purchased with proceeds from and/or contributions under 403(b) plans that qualify for the intended special federal income tax treatment.

      TAX SHELTERED ANNUITIES - DISTRIBUTIONS

      All distributions from Section 403(b) plans are taxed as received unless either of the following is true:

            o The distribution is rolled over to another plan eligible to receive rollovers or to a traditional individual retirement annuity/account (IRA) in accordance with the Tax Code; or

            o You made after-tax contributions to the plan. In this case, the amount will be taxed according to rules detailed in the Tax Code.

Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 or retire, whichever occurs later, unless you had amounts under the contract as of December 31, 1986. In this case, distribution of these amounts generally must begin by the end of the calendar year in which you attain age 75 or retire, if later. The death benefit under the contract and also certain other contract benefits, such as the living benefits, may affect the amount of the required minimum distribution that must be taken. If you take any distributions in excess of the required minimum amount, then special rules require that some or all of the December 31, 1986 balance be distributed earlier.


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

OTHER TAX CONSEQUENCES

As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION

Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

FEDERAL INCOME TAX WITHHOLDING

We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, we may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments (including withdrawals prior to the annuity starting date) and conversions of, and rollovers from, non-Roth IRAs to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

ASSIGNMENTS

Adverse tax consequences to the plan and/or to you may result if your beneficial interest in the contract is assigned or transferred to persons other than: a plan participant as a means to provide benefit payments; an alternate payee under a qualified domestic relations order in accordance with code section 414(p); or to the Company as collateral for a loan.

TAXATION OF COMPANY

We are taxed as a life insurance company under the Tax Code. The Separate Account is not a separate entity from us. Therefore, it is not taxed separately as a "regulated investment company," but is taxed as part of the Company.


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

--------------------------------------------------------------------------------
APPENDIX A
--------------------------------------------------------------------------------

                          TERM INDEXED ACCOUNT EXAMPLES

EXAMPLE #1: END OF TERM S&P 500 INDEX VALUES - ISSUE DAY = 1 TO 28

      The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For Contracts issued on the 1st through 28th day of the month, the monthly values are based on the day of the month corresponding to the issue day in the final Contract year. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

      Assume a Contract is issued 1/1/1994 for a 7-year term. The index values for the final Contract year will correspond to the following dates:

      -----------------------------------------------------------------------
           MONTHIVERSARY DATE       DAY OF WEEK        DATE OF INDEX RATE
      -----------------------------------------------------------------------
                2/1/2000              Tuesday                2/1/2000
      -----------------------------------------------------------------------
                3/1/2000             Wednesday               3/1/2000
      -----------------------------------------------------------------------
                4/1/2000             Saturday                4/3/2000
      -----------------------------------------------------------------------
                5/1/2000              Monday                 5/1/2000
      -----------------------------------------------------------------------
                6/1/2000             Thursday                6/1/2000
      -----------------------------------------------------------------------
                7/1/2000             Saturday                7/3/2000
      -----------------------------------------------------------------------
                8/1/2000              Tuesday                8/1/2000
      -----------------------------------------------------------------------
                9/1/2000              Friday                 9/1/2000
      -----------------------------------------------------------------------
               10/1/2000              Sunday                10/2/2000
      -----------------------------------------------------------------------
               11/1/2000             Wednesday              11/1/2000
      -----------------------------------------------------------------------
               12/1/2000              Friday                12/1/2000
      -----------------------------------------------------------------------
                1/1/2001         Monday (Holiday)            1/2/2001
      -----------------------------------------------------------------------

EXAMPLE #2: END OF TERM S&P 500 INDEX VALUES - ISSUE DAY = 29 TO 31

      The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For Contracts issued on the 29th through 31st day of the month, the monthly values in the final Contract year are based on the day of the month corresponding to the issue day. For months that are shorter than the issue month, the monthiversary date is the last day of such month. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

      Assume a Contract is issued 1/31/1994 for a 7-year term. The index values for the final Contract year will correspond to the following dates:


                                       A1

Multi-Rate Index - 134804

      -----------------------------------------------------------------------
           MONTHIVERSARY DATE       DAY OF WEEK        DATE OF INDEX RATE
      -----------------------------------------------------------------------
               2/29/2000              Tuesday               2/29/2000
      -----------------------------------------------------------------------
               3/31/2000              Friday                3/31/2000
      -----------------------------------------------------------------------
               4/30/2000              Sunday                5/1/2000
      -----------------------------------------------------------------------
               5/31/2000             Wednesday              5/31/2000
      -----------------------------------------------------------------------
               6/30/2000              Friday                6/30/2000
      -----------------------------------------------------------------------
               7/31/2000              Monday                7/31/2000
      -----------------------------------------------------------------------
               8/31/2000             Thursday               8/31/2000
      -----------------------------------------------------------------------
               9/30/2000             Saturday               10/2/2000
      -----------------------------------------------------------------------
              10/31/2000              Tuesday              10/31/2000
      -----------------------------------------------------------------------
              11/30/2000             Thursday              11/30/2000
      -----------------------------------------------------------------------
              12/31/2000              Sunday                1/2/2000
      -----------------------------------------------------------------------
               1/31/2001             Wednesday              1/31/2001
      -----------------------------------------------------------------------

EXAMPLE #3: FUND ACCOUNT VALUE -- EXAMPLE OF POSITIVE S&P 500 GROWTH

      Assume $100,000 single premium investment in Fund #2 with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%.

FUND ACCOUNT VALUE DURING THE INDEX TERM

      The Term Indexed Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 12/31/2000 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM

      The following table contains the closing S&P 500 Index Values applicable to this Contract:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/1994               465.44
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/2000              1409.28               3/1/2000              1379.19              4/1/2000             1505.97
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/2000              1468.25               6/1/2000              1448.81              7/1/2000             1469.54
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/2000              1438.10               9/1/2000              1520.77             10/1/2000             1436.23
      ---------------------------------------------------------------------------------------------------------------------------
         11/1/2000              1421.22              12/1/2000              1315.23              1/1/2001             1283.27
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Term S&P 500 index value = 465.44

      2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 +
            1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

      3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 465.44) / 465.44 = 2.0609


                                       A2

Multi-Rate Index - 134804

      4. Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0609 * 75%) = 1 + 1.5457 = 2.5457

      5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (2.5457) = $254,570.

EXAMPLE #4: FUND ACCOUNT VALUE -- EXAMPLE OF NEGATIVE S&P 500 GROWTH

      Assume $100,000 single premium investment in the Term Indexed Account with an index period of 7 years, an issue date of 01/01/1973, and a participation rate of 75%.

FUND ACCOUNT VALUE DURING THE INDEX TERM

      The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1973 through 12/31/1979 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM

      The following table contains the closing S&P 500 Index Values applicable to this Contract:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
        1/1/1973                119.10
      ---------------------------------------------------------------------------------------------------------------------------
        2/1/1979                 99.96               3/1/1979                96.90               4/1/1979             100.90
      ---------------------------------------------------------------------------------------------------------------------------
        5/1/1979                101.68               6/1/1979                99.17               7/1/1979             101.99
      ---------------------------------------------------------------------------------------------------------------------------
        8/1/1979                104.17               9/1/1979               107.44              10/1/1979             108.56
      ---------------------------------------------------------------------------------------------------------------------------
        11/1/1979               102.57              12/1/1979               105.83               1/1/1980             105.76
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Term S&P 500 index value = 119.10.

      2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (99.96 + 96.90 + 100.90 + 101.68 + 99.17 + 101.99 + 104.17 +107.44 + 108.56 + 102.57 +
            105.83 + 105.76) / 12 = 1234.93 / 12 = 102.91

      3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (102.91 - 119.15) / 119.10 = -0.1359

      4. Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + Maximum [(-0.1359 * 75%), 0} = 1 + 0 = 1

      5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * 1 = $100,000.

EXAMPLE #5: FUND ACCOUNT VALUE -- EXAMPLE OF MULTIPLE PREMIUMS

      Assume $50,000 of premium investment in the Term Indexed Fund with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1994; the final premium of $20,000 is received on 2/15/1994.


                                       A3

Multi-Rate Index - 134804

FUND ACCOUNT VALUE DURING THE INDEX TERM

      The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 02/15/1994 the Term Index Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1994, the Term Index Fund Account Value increases to $50,000 ($30,000 + $20,000). The term index fund value remains at $50,000 (assuming no withdrawals) until the end of the Index Term, 12/31/2000

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM

      In the initial index term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the initial premium. In renewal Index Terms, the BOP and EOP Index values will be the same for all contract value allocated to the Term Index Fund.

      The following tables contain the closing S&P 500 Index Values applicable to this Contract:

      --------------------------------------------------------------------
                        BEGINNING OF PERIOD INDEX VALUES
      --------------------------------------------------------------------
                Date                                   S&P 500 Index
      --------------------------------------------------------------------
              1/1/1994                                    465.44
      --------------------------------------------------------------------
             2/15/1994                                    472.52
      --------------------------------------------------------------------

      ----------------------------------------------------------------------------------------------------------------------
                                              END OF PERIOD MONTHIVERSARY INDEX VALUES
      ----------------------------------------------------------------------------------------------------------------------
           Date           S&P 500 Index             Date            S&P 500 Index           Date          S&P 500 Index
      ----------------------------------------------------------------------------------------------------------------------
         2/1/2000            1409.28              3/1/2000             1379.19            4/1/2000           1505.97
      ----------------------------------------------------------------------------------------------------------------------
         5/1/2000            1468.25              6/1/2000             1448.81            7/1/2000           1469.54
      ----------------------------------------------------------------------------------------------------------------------
         8/1/2000            1438.10              9/1/2000             1520.77           10/1/2000           1436.23
      ----------------------------------------------------------------------------------------------------------------------
        11/1/2000            1421.22             12/1/2000             1315.23            1/1/2001           1283.27
      ----------------------------------------------------------------------------------------------------------------------

PREMIUM #1

      1.    Beginning of Term S&P 500 index value = 465.44

      2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 +
            1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

      3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 465.44) / 465.44 = 2.0609

      4. Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0150 * 75%) = 1 + 1.5113 = 2.5457

      5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($30,000 - $0) * (2.5457) = $76,371.


                                       A4

Multi-Rate Index - 134804

PREMIUM #2

      1.    Beginning of Term S&P 500 index value for premium #2 = 472.52

      2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 +
            1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

      3. Index Growth for Premium #2 = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 472.52) / 472.52 = 2.0150

      4. Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0569 * 75%) = 1 + 1.5427 = 2.5113

      5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($20,000 - $0) * (2.5113) = $50,226.

TOTAL END OF TERM FUND ACCOUNT VALUE

      1. End of Term Fund Account Value = Premium #1 End of Term Fund Account Value + Premium #2 End of Term Fund Account Value = $76,371 + $50,226 = $126,597.


                                       A5

Multi-Rate Index - 134804

--------------------------------------------------------------------------------
APPENDIX B
--------------------------------------------------------------------------------

                         ANNUAL INDEXED ACCOUNT EXAMPLES

EXAMPLE #1: FUND ACCOUNT VALUE -- EXAMPLE OF S&P 500 GROWTH

      Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR

      The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1999 through 12/31/1999 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/1999              1228.10
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/1999              1273.00               3/1/1999              1236.16             4/1/1999              1293.72
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/1999              1354.63               6/1/1999              1294.26             7/1/1999              1380.96
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/1999              1328.05               9/1/1999              1331.07            10/1/1999              1282.81
      ---------------------------------------------------------------------------------------------------------------------------
         11/1/1999              1354.12              12/1/1999              1397.72             1/1/2000              1455.22
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Contract Year S&P 500 index value = 1228.10

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 +
            1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1228.10) /
            1228.10 = 0.0844

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

      5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.0633) = $106,330.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR

      The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 12/31/2000 the Fund Account Value is equal to $106,330.



                                       B1

Multi-Rate Index - 134804

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/2000              1455.22
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/2000              1409.28               3/1/2000               1379.19            4/1/2000              1505.97
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/2000              1468.25               6/1/2000               1448.81            7/1/2000              1469.54
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/2000              1438.10               9/1/2000               1520.77           10/1/2000              1436.23
      ---------------------------------------------------------------------------------------------------------------------------
         11/1/2000              1421.22              12/1/2000               1315.23            1/1/2001              1283.27
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Contract Year S&P 500 index value = 1455.22

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22
            + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1424.66 - 1455.22) / 1455.22, 0] = Maximum [-0.0210, 0] = 0

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0 * 80%), 0.10] = 1 + 0 = 1

      5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($106,330 - $0) * (1.0) = $106,330.

EXAMPLE #2: FUND ACCOUNT VALUE -- EXAMPLE OF S&P 500 GROWTH THAT EXCEEDS CAP

      Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1997. On 01/01/1997, the participation rate is 80%, and the cap is 15%. On renewal on 01/01/1998, the participation rate is 75% and the cap is 12%.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR

      The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1997 through 12/31/1997 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/1997              737.01
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/1997              786.73               3/1/1997               795.31               4/1/1997             759.64
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/1997              798.53               6/1/1997               846.36               7/1/1997             891.03
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/1997              947.14               9/1/1997               927.58              10/1/1997             955.41
      ---------------------------------------------------------------------------------------------------------------------------
          11/1/1997             938.99              12/1/1997               974.77               1/1/1998             975.04
      ---------------------------------------------------------------------------------------------------------------------------


                                       B2

Multi-Rate Index - 134804

      1.    Beginning of Contract Year S&P 500 index value = 737.01

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (786.73 + 795.31 + 759.64 +
            798.53 + 846.36 + 891.03 + 947.14 + 927.58 + 955.41 + 938.99 +
            974.77 + 975.04) / 12 = 10596.53 / 12 = 883.04

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (883.04 - 737.01) / 737.01 =
            0.1981

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1981* 80%), 0.15] = 1 + Minimum [0.1585,
            0.15] = 1.15

      5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.15) = $115,000.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR

      The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1998 through 12/31/1998 the Fund Account Value is equal to $115,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
         1/1/1998                975.04
      ---------------------------------------------------------------------------------------------------------------------------
         2/1/1998               1001.27              3/1/1998               1047.70             4/1/1998              1108.15
      ---------------------------------------------------------------------------------------------------------------------------
         5/1/1998               1121.00              6/1/1998               1090.98             7/1/1998              1148.56
      ---------------------------------------------------------------------------------------------------------------------------
         8/1/1998               1112.44              9/1/1998                994.26            10/1/1998               986.39
      ---------------------------------------------------------------------------------------------------------------------------
        11/1/1998               1111.60             12/1/1998               1175.28             1/1/1999              1228.10
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Contract Year S&P 500 index value = 975.04

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1001.27 + 1047.70 + 1108.15 + 1121.00 + 1090.98 + 1148.56 + 1112.44 + 994.26 + 986.39 + 1111.60
            + 1175.28 + 1228.10) / 12 = 13125.73 / 12 = 1093.81

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1093.81 - 975.04) / 975.04, 0] = Maximum [0.1218, 0] = 0.1218

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1218 * 75%), 0.12] = 1 + Minimum [0.0914,
            0.12] = 1.0914

      5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($115,000 - $0) * (1.0914) = $125,511.


                                       B3

Multi-Rate Index - 134804

EXAMPLE #3: FUND ACCOUNT VALUE -- EXAMPLE OF MULTIPLE PREMIUMS

      Assume $50,000 of premium investment in the Annual Indexed Account with an index period of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1999; the final premium of $20,000 is received on 2/15/1999.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR

      The Annual Indexed Fund Account Value during the first Contract year equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1999 through 02/15/1999 the Annual Indexed Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1999, the Annual Indexed Fund Account Value increases to $50,000 ($30,000 + $20,000). The annual indexed fund value remains at $50,000 (assuming no withdrawals) until the end of the first Contract year, 12/31/1999.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR

      In the first Contract year, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the date of the initial premium. In subsequent Contract years, the BOP and EOP Index values will be the same for all contract value allocated to the Annual Indexed Fund.

      The following tables contain the closing S&P 500 Index Values applicable to this Contract:

      --------------------------------------------------------------------
                        BEGINNING OF PERIOD INDEX VALUES
      --------------------------------------------------------------------
               DATE                                    S&P 500 INDEX
      --------------------------------------------------------------------
             1/1/1999                                     1228.10
      --------------------------------------------------------------------
            2/15/1999                                     1241.87
      --------------------------------------------------------------------

      ----------------------------------------------------------------------------------------------------------------------
                                              END OF PERIOD MONTHIVERSARY INDEX VALUES
      ----------------------------------------------------------------------------------------------------------------------
           Date           S&P 500 Index             Date            S&P 500 Index           Date          S&P 500 Index
      ----------------------------------------------------------------------------------------------------------------------
          2/1/1999           1273.00              3/1/1999             1236.16            4/1/1999           1293.72
      ----------------------------------------------------------------------------------------------------------------------
          5/1/1999           1354.63              6/1/1999             1294.26            7/1/1999           1380.96
      ----------------------------------------------------------------------------------------------------------------------
          8/1/1999           1328.05              9/1/1999             1331.07           10/1/1999           1282.81
      ----------------------------------------------------------------------------------------------------------------------
         11/1/1999           1354.12             12/1/1999             1397.72            1/1/2000           1455.22
      ----------------------------------------------------------------------------------------------------------------------

PREMIUM #1

      1.    Beginning of Contract Year S&P 500 index value = 1228.10

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 +
            1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1228.10) /
            1228.10 = 0.0844


                                       B4

Multi-Rate Index - 134804

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

      5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($30,000 - $0) * (1.0633) = $31,899.

PREMIUM #2

      1.    Beginning of Contract Year S&P 500 index value = 1241.87

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 +
            1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1241.87) /
            1241.87 = 0.0724

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0724 * 75%), 0.15] = 1 + 0.0543 = 1.0543

      5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($20,000 - $0) * (1.0543) = $21,086.

TOTAL END OF FIRST CONTRACT YEAR FUND ACCOUNT VALUE

      End of Contract Year Annual Indexed Fund Account Value = Premium #1 End of Contract Year Annual Indexed Fund Account Value + Premium #2 End of Contract Year Annual Indexed Fund Account Value = $31,899 + $21,086 = $52,985.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR

      The Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 12/31/2000 the Fund Account Value is equal to $52,985.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/2000              1455.22
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/2000              1409.28              3/1/2000               1379.19              4/1/2000             1505.97
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/2000              1468.25              6/1/2000               1448.81              7/1/2000             1469.54
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/2000              1438.10              9/1/2000               1520.77             10/1/2000             1436.23
      ---------------------------------------------------------------------------------------------------------------------------
          11/1/2000             1421.22             12/1/2000               1315.23              1/1/2001             1283.27
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Contract Year S&P 500 index value = 1455.22

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22
            + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66


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

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1424.66 - 1455.22) / 1455.22, 0] = Maximum [-0.0210, 0] = 0

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0 * 80%), 0.10] = 1 + 0 = 1

      5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($52,985 - $0) * (1.0) = $52,985.


                                       B6

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


--------------------------------------------------------------------------------
APPENDIX C
--------------------------------------------------------------------------------


                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT


      Assume $100,000 single premium with a term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips ("I") of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then ask yield for remaining 7 year period U.S. Treasury Strips ("J") is 8%.

CALCULATE THE MARKET VALUE ADJUSTMENT

      1.    N = 2,555 ( 365 x 7 )

      2.    Market Value Adjustment =
            $115,000 x [(1.07/1.0850)^(2,555/365) -1] = -$10,678

      Therefore, the amount paid to you on full surrender ignoring any surrender charge is $104,322 ($115,000 - $10,678).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 single premium with a term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips ("I") of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then ask yield for remaining 7 year period U.S. Treasury Strips ("J") is 6%.

CALCULATE THE MARKET VALUE ADJUSTMENT

      1.    N = 2,555 ( 365 x 7 )

      2.    Market Value Adjustment =
            $115,000 x [(1.07/1.0650)^(2,555/365) -1] = $3,833

      Therefore, the amount paid to you on full surrender ignoring any surrender charge is $118,833 ($115,000 + $3,833).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to an account with a selected term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips ("I") of 7%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then ask yield for remaining 7 year period U.S. Treasury Strips ("J') is 8%; and that no prior transfers or withdrawals affecting this account have been made.

      First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

      1.    N = 2,555 ( 365 x 7 )

      2.    Amount that must be withdrawn =
            [$128,000/((1.07/1.0850)^(2,555/365))] = $141,102

      Then calculate the Market Value Adjustment on that amount.

      3.    Market Value Adjustment =
            $141,102 x  [(1.07/1.0850)^(2,555/365) -1] = -$13,102


                                       C1

Multi-Rate Index - 134804

      Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, and by the Market Value Adjustment of -$13,102, for a total reduction in the account value of $141,102.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to an account with a selected term of 10 years, and the initial ask yield for 10 year U.S. Treasury Strips ("I") of 7%. Also assume that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then ask yield for remaining 7 year period U.S. Treasury Strips ("J') is 6%; and that no prior transfers or withdrawals affecting this account have been made.

First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

      1.    N = 2,555 ( 365 x 7 )

      2.    Amount that must be withdrawn =
            [$128,000/(1.07/1.0650)^(2,555/365)] = $123,871

     Then calculate the Market Value Adjustment on that amount.

      3.    Market Value Adjustment =
            $123,871 x [(1.07/1.0650)^2,555/365-1] = $4,129

      Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $4,129, for a total reduction in the account value of $123,871.


                                       C2

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

--------------------------------------------------------------------------------
APPENDIX D
--------------------------------------------------------------------------------

                SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLES

EXAMPLE #1: SURRENDER CHARGES -- PARTIAL WITHDRAWAL IN EXCESS OF FREE WITHDRAWAL AMOUNT

The following assumes you made an initial single premium payment of $100,000. It also assumes a withdrawal at the beginning of the fifth contract year of 25% of the contract value. Assume the contract value at the time of the withdrawal is $130,000.00.

In this example, $13,000.00 (10% of the contract value at withdrawal) is the maximum amount that you may withdraw without a surrender charge. The total amount requested is $32,500.00 ($130,000.00 x .25). Therefore, $19,500.00
($32,500.00 - $13,000.00) is considered an excess withdrawal and would be subject to a surrender charge of $812.50 ($19,500 x (1/(1-0.04) - 1)) which would be deducted from the remaining contract value. After the withdrawal, the contract value would be $96,687.50.

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

EXAMPLE #2: SURRENDER CHARGES -- WITHDRAWAL OF FREE WITHDRAWAL AMOUNT FOLLOWED BY FULL SURRENDER 6 MONTHS LATER

The following assumes you made an initial single premium payment of $100,000 and that the contract value at the beginning of the fifth contract year was $130,000.00. It also assumes a free withdrawal at the beginning of the fifth contract year of $13,000.00 (10% of the contract value), followed by a full surrender six months later.

The maximum free withdrawal amount that you may withdraw without a surrender charge is $13,000.00 (10% of the contract value). After the free withdrawal at the beginning of the fifth contract year, the contract value is $117,000.00 ($130,000.00 - $13,000.00).

Assume that 6 months later, the contract is surrendered. Assume also that the contract value has grown to $118,000.00. On full surrender, surrender charges are applied to all amounts withdrawn in that contract year. The cash surrender value is calculated as follows:

      1. The amount previously withdrawn without a charge in that contract year is added back to the contract value to determine the surrender charge.

      2.    The surrender charge is $5,240 [.04 x {$118,000 + $13,000}].

      3. The cash surrender value equals the contract value minus the surrender charge or $112,760 ($118,000 - $5,240).

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.


                                       D1

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

                                   [LOGO] ING


                   ING USA ANNUITY AND LIFE INSURANCE COMPANY

ING USA Annuity and Life Insurance Company is a stock company domiciled in Iowa.


Multi-Rate Index - 134804                                             04/29/2005